Exhibit 4.2

BANCO SANTANDER, S.A.

as Issuer,

and

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of June 27, 2019

to

ORDINARY SENIOR DEBT SECURITIES INDENTURE

dated as of June 27, 2019

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of June 27, 2019, between BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London, E14 5AL, United Kingdom.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered an Ordinary Senior Debt Securities Indenture dated as of June 27, 2019, as heretofore supplemented and amended (the “Base Indenture”, and together with this First Supplemental Indenture, the “Senior Preferred Indenture”) to provide for the issuance of the Company’s senior preferred debt securities (the “Senior Preferred Debt Securities”), including the Senior Preferred Notes (as defined below).

WHEREAS, Section 9.01(d) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Senior Preferred Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company have authorized the entry into this First Supplemental Indenture and the establishment of the Senior Preferred Notes (as defined below), as required by Section 9.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish (i) a series of Senior Preferred Debt Securities to be known as the Series 76 2.706% Senior Preferred Fixed Rate Notes due 2024 (the “2024 Fixed Rate Notes”) and (ii) a series of Senior Preferred Debt Securities to be known as the Series 77 3.306% Senior Preferred Fixed Rate Notes due 2029 (the “2029 Fixed Rate Notes” and together with the 2024 Fixed Rate Notes, the “Senior Preferred Notes”), each pursuant to Sections 2.01 and 3.01 of the Base Indenture. Each of the 2024 Fixed Rate Notes and the 2029 Fixed Rate Notes may be issued from time to time and any 2024 Fixed Rate Notes and 2029 Fixed Rate Notes issued as part of the relevant series created herein will constitute a single series of Senior Preferred Debt Securities under the Senior Preferred Indenture and shall be included in the definition of “2024 Fixed Rate Notes,” or “2029 Fixed Rate Notes”, as applicable, where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this First Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this First Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a)    a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b)    capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c)    the singular includes the plural and vice versa;

(d)    headings are for convenience of reference only and do not affect interpretation; and

(e)    for the purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Senior Preferred Debt Securities.

ARTICLE 2

FORM OF SENIOR PREFERRED NOTES

Section 2.01. Terms of the 2024 Fixed Rate Notes. The following terms relating to the 2024 Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The title of the 2024 Fixed Rate Notes shall be: the Series 76 2.706% Senior Preferred Fixed Rate Notes due 2024;

(b) the price at which the 2024 Fixed Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the 2024 Fixed Rate Notes that may be authenticated and delivered under the Senior Preferred Indenture shall not exceed $1,500,000,000, except as otherwise provided in the Senior Preferred Indenture, including Section 2.01(t) hereof;

(d) Principal on the 2024 Fixed Rate Notes shall be payable on June 27, 2024;

(e) The 2024 Fixed Rate Notes shall be issued in global registered form on June 27, 2019 and shall bear interest from and including June 27, 2019 payable semi-annually in arrears on June 27 and December 27 (each, a “2024 Fixed Rate Interest Payment Date”), commencing December 27, 2019. The 2024 Fixed Rate Notes shall bear an annual interest rate of 2.706%;

Interest on the 2024 Fixed Rate Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month. The Regular Record Dates for the 2024 Fixed Rate Notes will be 15 calendar days immediately preceding the relevant 2024 Fixed Rate Interest Payment Date, whether or not a Business Day;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the 2024 Fixed Rate Notes;

(g) Principal of and any interest on the 2024 Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, London Branch, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The 2024 Fixed Rate Notes shall not be redeemable except as provided in Article 11 of the Base Indenture, as supplemented by this First Supplemental Indenture;

(i) The Company shall have no obligation to redeem or purchase the 2024 Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j) The 2024 Fixed Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the 2024 Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture, as supplemented by this First Supplemental Indenture;

(l) Additional Amounts in respect of the 2024 Fixed Rate Notes shall be payable as set forth in the Base Indenture, as supplemented by this First Supplemental Indenture;

(m) The 2024 Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the 2024 Fixed Rate Notes shall be payable only in the coin or currency in which the 2024 Fixed Rate Notes are denominated;

(o) The 2024 Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The 2024 Fixed Rate Notes will not be initially issued in definitive form;

(q) The Events of Default on the 2024 Fixed Rate Notes are as provided for in the Base Indenture, as supplemented by this First Supplemental Indenture;

(r) With respect to the 2024 Fixed Rate Notes, Section 2.02 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the 2024 Fixed Rate Notes by his acceptance thereof, likewise covenants and agrees, that the payment obligations of the Company under the 2024 Fixed Rate Notes will constitute direct, unconditional, unsubordinated and unsecured senior preferred obligations (créditos ordinarios) of the Company and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of Law 22/2003 dated 9 July 2003 (the “Spanish Insolvency Law”)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of the 2024 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

“Law 11/2015” means Law 11/2015 of 18 June on recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Senior Higher Priority Liabilities” means any obligations of the Company which specify their status as ordinary senior instruments and any other unsecured and unsubordinated obligations (créditos ordinarios) of the Company (including the 2024 Fixed Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2º of Law 11/2015, as amended by Royal Decree-Law 11/2017, of 23 June, on urgent measures in financial matters, and as further amended from time to time, and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

The provisions of this Section 2.01(r) shall apply only to rights or claims payable with respect to the 2024 Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2024 Fixed Rate Notes and each holder of the 2024 Fixed Rate Notes, by his or her acquisition of the 2024 Fixed Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2024 Fixed Rate Notes. In addition, each holder of the 2024 Fixed Rate Notes by his or her acquisition of such 2024 Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2024 Fixed Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes;

(s) The form of the 2024 Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(t) The Company may issue additional 2024 Fixed Rate Notes (“Additional 2024 Fixed Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first 2024 Fixed Rate Interest Payment Date, as the 2024 Fixed Rate Notes; provided, however, that such Additional 2024 Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding 2024 Fixed Rate Notes unless the Additional 2024 Fixed Rate Notes are fungible with the 2024 Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional 2024 Fixed Rate Notes, together with the 2024 Fixed Rate Notes, will constitute a single series of securities under the Senior Preferred Indenture; and

(u) There is no Calculation Agent for the 2024 Fixed Rate Notes.

Section 2.02. Terms of the 2029 Fixed Rate Notes. The following terms relating to the 2029 Fixed Rate Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The title of the 2029 Fixed Rate Notes shall be: the Series 77 3.306% Senior Preferred Fixed Rate Notes due 2029;

(b) the price at which the 2029 Fixed Rate Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the 2029 Fixed Rate Notes that may be authenticated and delivered under the Senior Preferred Indenture shall not exceed $1,000,000,000, except as otherwise provided in the Senior Preferred Indenture, including Section 2.02(t) hereof;

(d) Principal on the 2029 Fixed Rate Notes shall be payable on June 27, 2029;

(e) The 2029 Fixed Rate Notes shall be issued in global registered form on June 27, 2019 and shall bear interest from and including June 27, 2019 payable semi-annually in arrears on June 27 and December 27 (each, a “2029 Fixed Rate Interest Payment Date”), commencing December 27, 2019. The 2029 Fixed Rate Notes shall bear an annual interest rate of 3.306%;

Interest on the 2029 Fixed Rate Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month. The Regular Record Dates for the 2029 Fixed Rate Notes will be 15 calendar days immediately preceding the relevant 2029 Fixed Rate Interest Payment Date, whether or not a Business Day;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the 2029 Fixed Rate Notes;

(g) Principal of and any interest on the 2029 Fixed Rate Notes shall be paid to the Holder through The Bank of New York Mellon, London Branch as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The 2029 Fixed Rate Notes shall not be redeemable except as provided in Article 11 of the Base Indenture, as supplemented by this First Supplemental Indenture;

(i) The Company shall have no obligation to redeem or purchase the 2029 Fixed Rate Notes pursuant to any sinking fund or analogous provision;

(j) The 2029 Fixed Rate Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the 2029 Fixed Rate Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture, as supplemented by this First Supplemental Indenture;

(l) Additional Amounts in respect of the 2029 Fixed Rate Notes shall be payable as set forth in the Base Indenture, as supplemented by this First Supplemental Indenture;

(m) The 2029 Fixed Rate Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the 2029 Fixed Rate Notes shall be payable only in the coin or currency in which the 2029 Fixed Rate Notes are denominated;

(o) The 2029 Fixed Rate Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The 2029 Fixed Rate Notes will not be initially issued in definitive form;

(q) The Events of Default on the 2029 Fixed Rate Notes are as provided for in the Base Indenture, as supplemented by this First Supplemental Indenture;

(r) With respect to the 2029 Fixed Rate Notes, Section 2.02 of the Base Indenture is hereby deleted in its entirety and replaced with the following:

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the 2029 Fixed Rate Notes by his acceptance thereof, likewise covenants and agrees, that the payment obligations of the Company under the 2029 Fixed Rate Notes will constitute direct, unconditional, unsubordinated and unsecured senior preferred obligations (créditos ordinarios) of the Company and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of the Spanish Insolvency Law), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of the 2029 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

“Law 11/2015” means Law 11/2015 of 18 June on recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Senior Higher Priority Liabilities” means any obligations of the Company which specify their status as ordinary senior instruments and any other unsecured and unsubordinated obligations (créditos ordinarios) of the Company (including the 2029 Fixed Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2º of Law 11/2015, as amended by Royal Decree-Law 11/2017, of 23 June, on urgent measures in financial matters, and as further amended from time to time, and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

The provisions of this Section 2.02(r) shall apply only to rights or claims payable with respect to the 2029 Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2029 Fixed Rate Notes and each holder of the 2029 Fixed Rate Notes, by his or her acquisition of the 2029 Fixed Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2029 Fixed Rate Notes. In addition, each holder of the 2029 Fixed Rate Notes by his or her acquisition of such 2029 Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2029 Fixed Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes;

(s) The form of the 2029 Fixed Rate Notes to be issued on the date hereof shall be substantially in the form of Exhibit B hereto;

(t) The Company may issue additional 2029 Fixed Rate Notes (“Additional 2029 Fixed Rate Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first 2029 Fixed Rate Interest Payment Date, as the 2029 Fixed Rate Notes; provided, however, that such Additional 2029 Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding 2029 Fixed Rate Notes unless the Additional 2029 Fixed Rate Notes are fungible with the 2029 Fixed Rate Notes for U.S. federal income tax purposes. Any such Additional 2029 Fixed Rate Notes, together with the 2029 Fixed Rate Notes, will constitute a single series of securities under the Senior Preferred Indenture; and

(u) There is no Calculation Agent for the 2029 Fixed Rate Notes.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE SENIOR PREFERRED NOTES

Section 3.01.    Addition of Definitions. With respect to the Senior Preferred Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Business Day” means any day, other than Saturday or Sunday, that is not a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the Trans-European Automated Real-time Gross Settlement Express Transfer system, or any successor thereto, is closed for business.

“Issue Date” means June 27, 2019, being the date of the initial issue of the Senior Preferred Notes.

Section 3.02.    Amendment of Definitions. Any references to “Ordinary Senior Debt Securities” in the Base Indenture (as amended by this First Supplemental Indenture) shall be deemed to include the Senior Preferred Debt Securities.

Section 3.03. Deletion of Provisions with Respect to Selection by the Trustee of Senior Preferred Debt Securities to Be Redeemed. With respect to the Senior Preferred Notes only, the first paragraph of Section 11.03 of the Base Indenture is deleted in its entirety.

Section 3.04. Deletion of Provisions with Respect to Optional Early Redemption (Call) and Optional Early Redemption (Put). With respect to the Senior Preferred Notes only, Sections 11.10 and 11.11 of the Base Indenture are deleted in their entirety.

Section 3.05. Replacement of Provisions with Respect to Early Redemption for Taxation Reasons.

With respect to the Senior Preferred Notes only, Section 11.08 of the Base Indenture is deleted and replaced with the following:

If (i) as a result of any change in the laws or regulations of Spain or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the date of issue of the Senior Preferred Notes or any earlier date specified pursuant to Section 3.01 of the Base Indenture, the Company shall determine that it would be required to pay Additional Amounts pursuant to Section 10.04 of the Base Indenture and (ii) such circumstances are evidenced by the delivery by the Company to the Trustee of a certificate signed by two authorized signatories of the Company stating that such circumstances prevail and describing the facts leading thereto or an opinion of independent legal advisers of recognized standing to the effect that such circumstances prevail the Company may, at its option and having given no less than 30 nor more than 60 days’ notice to the holders of the Senior Preferred Notes of such series in accordance with Section 11.04 of the Base Indenture (which notice shall be irrevocable) and a concurrent copy thereof to the Trustee, redeem in whole, but not in part, the Outstanding Senior Preferred Notes of such series at their early tax redemption amount (the “Early Redemption Amount (Tax)”) (which shall be their principal amount or at such other Early Redemption Amount (Tax) as may be specified in or determined in accordance with Section 3.01 of the Base Indenture), together with any accrued interest thereon to (but excluding) the date fixed for redemption; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Senior Preferred Notes of such series then due.

Section 3.06. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of interest, if any, and any Additional Amounts on the Senior Preferred Notes may be made by wire transfer of immediately available funds.

Section 3.07. Incorporation of Provision with Respect to Waiver of Right of Set-off. With respect to the Senior Preferred Notes only, the following is added as Article 13 of the Base Indenture:

Waiver of Right of Set-off . Subject to applicable law, neither any holder nor beneficial owner of the Senior Preferred Notes nor the Trustee acting on behalf of the holders of the Senior Preferred Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Senior Preferred Notes or the Base Indenture and the First Supplemental Indenture and each holder and beneficial owner of the Senior Preferred Notes, by virtue of its holding of any Senior Preferred Notes or any interest therein, and the Trustee acting on behalf of such holders, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Senior Preferred Note or any interest therein by the Company in respect of, or arising under, the Senior Preferred Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Company (or, if the event of any voluntary or involuntary liquidation of the Company shall have occurred, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Section 3.08. Replacement of Provisions with Respect to Events of Default.

(a) With respect to the Senior Preferred Notes only, Section 5.01(a) of the Base Indenture is deleted and replaced with the following:

Events of Default. If any of the following events occurs and is continuing with respect to the Senior Preferred Notes, it shall constitute an Event of Default:

(i)    Non-payment: default is made in the payment of any interest or principal due in respect of the Senior Preferred Notes and such default continues for a period of seven days.

(ii)    Winding up: any order is made by any competent court or resolution passed for the winding up or dissolution of the Company (except in any such case for the purpose of reconstruction or a merger or amalgamation which has been previously approved by the holders of at least a majority of the outstanding principal amount of the Senior Preferred Notes or a merger with another financial institution, in this case even without being approved by holders of the Senior Preferred Notes, provided that any entity that survives or is created as a result of such merger is given a rating by an internationally recognized rating agency at least equal to the then current rating of the Company at the time of such merger).

(b) With respect to the Senior Preferred Notes only, the first paragraph of Section 5.02 of the Base Indenture is deleted and replaced with the following:

If an Event of Default occurs as set forth in Section 5.01(a)(i), then the Trustee or the Holders of at least 25% in outstanding principal amount of a series of Senior Preferred Notes may institute proceedings for the winding up or dissolution of the Company but may take no further action in respect of such Event of Default. If an Event of Default occurs as set forth in Section 5.01(a)(ii), then the Trustee or the Holders of at least 25% in outstanding principal amount of a series of Senior Preferred Notes may declare such series of Senior Preferred Notes immediately due and payable whereupon such series of Senior Preferred Notes shall, when permitted by applicable Spanish insolvency law, become immediately due and payable at their early termination amount (the “Early Termination Amount”) (which shall be the principal amount of such series of Senior Preferred Notes) together with all interest (if any) accrued thereon.

Without prejudice to Section 5.01(a)(i) and 5.01(a)(ii), the Trustee or the Holders of at least 25% in outstanding principal amount of a series of Senior Preferred Notes may at their discretion and without further notice, institute such proceedings against the Company as the Trustee or such Holders may think fit to enforce any obligation, condition or provision binding on the Company under such series of Senior Preferred Notes, provided that, except as provided in Section 5.01(a)(ii), the Company shall not as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of such series of Senior Preferred Notes sooner than the same would otherwise have been payable by it or any damages.

ARTICLE 4

MISCELLANEOUS

Section 4.01.    Effect Of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee,

the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Senior Preferred Notes or otherwise as applicable.

Section 4.02.    Confirmation Of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture with respect to the Senior Preferred Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Senior Preferred Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Senior Preferred Indenture and, where applicable, with respect to the Senior Preferred Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail where applicable.

Section 4.03.    Concerning The Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this First Supplemental Indenture or the Senior Preferred Notes. The recitals and statements herein and in the Senior Preferred Notes are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Senior Preferred Indenture and the Senior Preferred Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Sections 2.01(r) and 2.02(r) of this First Supplemental Indenture and the status provisions of the Senior Preferred Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Indenture and the Senior Preferred Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 4.05.    Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06.    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Antonio Antonio Torío Martín
Name:	Antonio Torío Martín
Title:	Authorized signatory

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, London Branch as Trustee

By:	/s/ Marilyn Chau
Name:	Marilyn Chau
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR PREFERRED INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR PREFERRED NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 2.01(r) OF THE FIRST SUPPLEMENTAL INDENTURE AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 2.01(r), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 2.01(r) OF THE FIRST SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AD1

ISIN No. US05971KAD19

SERIES 76 2.706% SENIOR PREFERRED FIXED RATE NOTES DUE 2024

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Senior Preferred Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $             (             dollars) on June 27, 2024 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, and ending on June 27, 2024 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Payment Date, whether or not such day is a Business Day, as defined in the Senior Preferred Indenture (each a “Regular Record Date”).

Interest shall accrue on this Note from day to day from the date of issuance hereof or from the most recent Payment Date at the rate of 2.706% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Preferred Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The 2024 Fixed Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the 2024 Fixed Rate Notes, i.e., US$1,500,000,000, was equivalent to approximately €1,336,200,000, based on the exchange rate as of June 19, 2019 of US$1.1226 per €1.00. Amounts due on this Note shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Preferred Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2024 Fixed Rate Notes, by its acquisition of this Note, each Holder (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Bail-in Power by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on this Note and/or the conversion of all or a portion of the Amounts Due on this Note into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of this Note to give effect to the exercise by the Relevant Resolution Authority of such Bail-in Power. Each Holder of this Note further acknowledges and agrees that the rights of the Holder of this Note are subject to—and will be varied, if necessary, so as to give effect to— the exercise of any Bail-in Power by the Relevant Resolution Authority:

For these purposes, “Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on this Note. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements in effect in the Kingdom of Spain relating to the resolution of Regulated Entities applicable to the Company or other Regulated Entities of the group, including (but not limited to) (i) the transposition of the BRRD (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010 (as amended or superseded from time to time, the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled and/or converted into shares or other securities or obligations of such Regulated Entity (or affiliate of such Regulated Entity) or any other person.

The term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

The term “Regulated Entity” means any legal person to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time), the SRM Regulation, or any other Spanish law relating to Bail-in Power, applies, which includes, certain credit entities, investment firms, and certain parent or holding companies.

The term “Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks or the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

The public deed of issuance (escritura de emisión) related to the Notes represented hereby was executed on June 26, 2019 before Mr. Miguel Ruiz-Gallardón García de la Rasilla with the number 2.312 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: June 27, 2019

BANCO SANTANDER, S.A.

By:
Name:
Title:

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the 2024 Fixed Rate Notes referred to in the within-mentioned Senior Preferred Indenture.

Dated: June 27, 2019

THE BANK OF NEW YORK MELLON, London Branch
as Trustee

By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company (herein called the “2024 Fixed Rate Notes”) issued and to be issued in one or more series under an Ordinary Senior Debt Securities Indenture, dated as of June 27, 2019, as heretofore supplemented and amended (herein called the “Base Indenture”), among the Company, as issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as supplemented by the First Supplemental Indenture, dated as of June 27, 2019, among the Company and the Trustee (the “First Supplemental Indenture”, and, together with the Base Indenture, the “Senior Preferred Indenture”) to which Senior Preferred Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the 2024 Fixed Rate Notes and of the terms upon which the 2024 Fixed Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Preferred Indenture unless otherwise indicated. The terms of the 2024 Fixed Rate Notes include those stated in the Senior Preferred Indenture. The 2024 Fixed Rate Notes are subject to all such terms, and Holders are referred to the Senior Preferred Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 2024 Fixed Rate Note and the terms of the Senior Preferred Indenture, the terms of the Senior Preferred Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,500,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the 2024 Fixed Rate Notes, issue additional Senior Preferred Debt Securities under the Senior Preferred Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the 2024 Fixed Rate Notes; provided, however, that such additional 2024 Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding 2024 Fixed Rate Notes unless the additional 2024 Fixed Rate Notes are fungible with the 2024 Fixed Rate Notes for U.S. federal income tax purposes. Any such additional 2024 Fixed Rate Notes, together with the 2024 Fixed Rate Notes, will constitute a single series of 2024 Fixed Rate Notes under the Senior Preferred Indenture and shall be included in the definition of “Ordinary Senior Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company under the 2024 Fixed Rate Notes will constitute direct, unconditional, unsubordinated and unsecured senior preferred obligations (créditos ordinarios) of the Company and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of Law 22/2003 dated 9 July 2003 (the “Spanish Insolvency Law”)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of the 2024 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

“Law 11/2015” means Law 11/2015 of 18 June on recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Senior Higher Priority Liabilities” means any obligations of the Company which specify their status as ordinary senior instruments and any other unsecured and unsubordinated obligations (créditos ordinarios) of the Company (including the 2024 Fixed Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2º of Law 11/2015, as amended by Royal Decree-Law 11/2017, of 23 June, on urgent measures in financial matters, and as further amended from time to time, and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

The provisions of Section 2.01(r) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to the 2024 Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2024 Fixed Rate Notes and each holder of the 2024 Fixed Rate Notes, by his or her acquisition of the 2024 Fixed Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2024 Fixed Rate Notes. In addition, each holder of the 2024 Fixed Rate Notes by his or her acquisition of such 2024 Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2024 Fixed Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2024 Fixed Rate Notes, by its acquisition of this Note, each Holder (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Bail-in Power by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on this Note and/or the conversion of all or a portion of the Amounts Due on this Note into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the 2024 Fixed Rate Notes to give effect to the exercise by the Relevant Resolution Authority of such Bail-in Power. Each Holder of this Note further acknowledges and agrees that the rights of the Holders of the 2024 Fixed Rate Notes are subject to—and will be varied, if necessary, so as to give effect to— the exercise of any Bail-in Power by the Relevant Resolution Authority:

For these purposes, “Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2024 Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements in effect in the Kingdom of Spain relating to the resolution of Regulated Entities applicable to the Company or other Regulated Entities of the group, including (but not limited to) (i) the transposition of the BRRD (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010 (as amended or superseded from time to time, the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled and/or converted into shares or other securities or obligations of such Regulated Entity (or affiliate of such Regulated Entity) or any other person.

The term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

The term “Regulated Entity” means any legal person to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time), the SRM Regulation, or any other Spanish law relating to Bail-in Power, applies, which includes, certain credit entities, investment firms, and certain parent or holding companies.

The term “Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks or the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

Upon the Company being informed or notified by the Relevant Resolution Authority of the actual exercise of the date from which the Bail-in Power is effective with respect to the 2024 Fixed Rate Notes, the Company will provide a written notice to the holders of the 2024 Fixed Rate Notes through DTC without delay regarding such exercise of Bail-in Power. The Company will also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company to give notice shall not affect the validity and enforceability of the Bail-in Power nor the effects on the 2024 Fixed Rate Notes described in this clause.

No repayment or payment of Amounts Due, if any, on the 2024 Fixed Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the 2024 Fixed Rate Notes with respect to any portion of the 2024 Fixed Rate Notes that are written-down, converted to equity and/or cancelled under the Senior Preferred Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the outstanding 2024 Fixed Rate Notes to direct certain actions relating to the 2024 Fixed Rate Notes; and

(ii) the Senior Preferred Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority; provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the 2024 Fixed Rate Notes remain outstanding, there will at all times be a Trustee for the 2024 Fixed Rate Notes in accordance with the Senior Preferred Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the 2024 Fixed Rate Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2024 Fixed Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the 2024 Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the 2024 Fixed Rate Notes.

Each Holder of this Note that acquires such 2024 Fixed Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the 2024 Fixed Rate Notes that acquire the 2024 Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the 2024 Fixed Rate Notes, including in relation to the Bail-in-Power.

Additional terms of the 2024 Fixed Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the 2024 Fixed Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Preferred Indenture.

The Senior Preferred Indenture and the 2024 Fixed Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Sections 2.01(r) and 2.02(r) of the First Supplemental Indenture and the status of the 2024 Fixed Rate Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Indenture and the 2024 Fixed Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

The 2024 Fixed Rate Notes and this Note have been issued in the State of New York.

EXHIBIT B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SENIOR PREFERRED INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR PREFERRED NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RANKING OF THIS NOTE IS SET FORTH IN SECTION 2.02(r) OF THE FIRST SUPPLEMENTAL INDENTURE AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 2.02(r), AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 2.02(r) OF THE FIRST SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05971K AC3

ISIN No. US05971KAC36

SERIES 77 3.306% SENIOR PREFERRED FIXED RATE NOTES DUE 2029

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company”, which term includes any successor person under the Senior Preferred Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $             (             dollars) on June 27, 2029 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on June 27 and December 27 of each year, commencing on December 27, 2019, and ending on June 27, 2029 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Payment Date, whether or not such day is a Business Day, as defined in the Senior Preferred Indenture (each a “Regular Record Date”).

Interest shall accrue on this Note from day to day from the date of issuance hereof or from the most recent Payment Date at the rate of 3.306% per annum, until the principal amount hereof is paid or made available for payment.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a Paying Agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Senior Preferred Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The 2029 Fixed Rate Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For information purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the 2029 Fixed Rate Notes, i.e., US$1,000,000,000, was equivalent to approximately €890,800,000, based on the exchange rate as of June 19, 2019 of US$1.1226 per €1.00. Amounts due on this Note shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Preferred Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2029 Fixed Rate Notes, by its acquisition of this Note, each Holder (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Bail-in Power by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on this Note and/or the conversion of all or a portion of the Amounts Due on this Note into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of this Note to give effect to the exercise by the Relevant Resolution Authority of such Bail-in Power. Each Holder of this Note further acknowledges and agrees that the rights of the Holder of this Note are subject to—and will be varied, if necessary, so as to give effect to— the exercise of any Bail-in Power by the Relevant Resolution Authority:

For these purposes, “Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on this Note. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements in effect in the Kingdom of Spain relating to the resolution of Regulated Entities applicable to the Company or other Regulated Entities of the group, including (but not limited to) (i) the transposition of the BRRD (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010 (as amended or superseded from time to time, the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled and/or converted into shares or other securities or obligations of such Regulated Entity (or affiliate of such Regulated Entity) or any other person.

The term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

The term “Regulated Entity” means any legal person to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time), the SRM Regulation, or any other Spanish law relating to Bail-in Power, applies, which includes, certain credit entities, investment firms, and certain parent or holding companies.

The term “Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks or the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

The public deed of issuance (escritura de emisión) related to the Notes represented hereby was executed on June 26, 2019 before Mr. Miguel Ruiz-Gallardon García de la Rasilla with the number 2.312 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: June 27, 2019

BANCO SANTANDER, S.A.

By:
Name:
Title:

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the 2029 Fixed Rate Notes referred to in the within-mentioned Senior Preferred Indenture.

Dated: June 27, 2019

THE BANK OF NEW YORK MELLON, London Branch
as Trustee

By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company (herein called the “2029 Fixed Rate Notes”) issued and to be issued in one or more series under an Ordinary Senior Debt Securities Indenture, dated as of June 27, 2019, as heretofore supplemented and amended (herein called the “Base Indenture”), among the Company, as issuer and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), as supplemented by the First Supplemental Indenture, dated as of June 27, 2019, among the Company and the Trustee (the “First Supplemental Indenture”, and, together with the Base Indenture, the “Senior Preferred Indenture”) to which Senior Preferred Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the 2029 Fixed Rate Notes and of the terms upon which the 2029 Fixed Rate Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Senior Preferred Indenture unless otherwise indicated. The terms of the 2029 Fixed Rate Notes include those stated in the Senior Preferred Indenture. The 2029 Fixed Rate Notes are subject to all such terms, and Holders are referred to the Senior Preferred Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 2029 Fixed Rate Note and the terms of the Senior Preferred Indenture, the terms of the Senior Preferred Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the 2029 Fixed Rate Notes, issue additional Senior Preferred Debt Securities under the Senior Preferred Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the 2029 Fixed Rate Notes; provided, however, that such additional 2029 Fixed Rate Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding 2029 Fixed Rate Notes unless the additional 2029 Fixed Rate Notes are fungible with the 2029 Fixed Rate Notes for U.S. federal income tax purposes. Any such additional 2029 Fixed Rate Notes, together with the 2029 Fixed Rate Notes, will constitute a single series of 2029 Fixed Rate Notes under the Senior Preferred Indenture and shall be included in the definition of “Ordinary Senior Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company under the 2029 Fixed Rate Notes will constitute direct, unconditional, unsubordinated and unsecured senior preferred obligations (créditos ordinarios) of the Company and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), upon the insolvency of the Company (unless they qualify as subordinated claims (créditos subordinados) pursuant to Article 92 of Law 22/2003 dated 9 July 2003 (the “Spanish Insolvency Law”)), such payment obligations in respect of principal rank (i) pari passu among themselves and with any Senior Higher Priority Liabilities (as defined below) and (ii) senior to (x) any Senior Non Preferred Liabilities (as defined below) and (y) any present and future subordinated obligations (créditos subordinados) of the Company in accordance with Article 92 of the Spanish Insolvency Law.

Claims of holders of the 2029 Fixed Rate Notes in respect of interest accrued but unpaid as of the commencement of any insolvency procedure in respect of the Company shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of Article 92.3º of the Spanish Insolvency Law and no further interest shall accrue from the date of the declaration of insolvency of the Company.

“Law 11/2015” means Law 11/2015 of 18 June on recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Senior Higher Priority Liabilities” means any obligations of the Company which specify their status as ordinary senior instruments and any other unsecured and unsubordinated obligations (créditos ordinarios) of the Company (including the 2029 Fixed Rate Notes), other than the Senior Non Preferred Liabilities.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2º of Law 11/2015, as amended by Royal Decree-Law 11/2017, of 23 June, on urgent measures in financial matters, and as further amended from time to time, and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

The provisions of Section 2.02(r) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to the 2029 Fixed Rate Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the 2029 Fixed Rate Notes and each holder of the 2029 Fixed Rate Notes, by his or her acquisition of the 2029 Fixed Rate Notes will be deemed to have agreed to the ranking as described herein. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of the 2029 Fixed Rate Notes. In addition, each holder of the 2029 Fixed Rate Notes by his or her acquisition of such 2029 Fixed Rate Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such 2029 Fixed Rate Notes as provided in the Base Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the 2029 Fixed Rate Notes, by its acquisition of this Note, each Holder (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees to be bound by the exercise of any Bail-in Power by the Relevant Resolution Authority that may result in the write-down or cancellation of all or a portion of the Amounts Due on this Note and/or the conversion of all or a portion of the Amounts Due on this Note into shares or other securities or other obligations of the Company or another person, including by means of a variation to the terms of the 2029 Fixed Rate Notes to give effect to the exercise by the Relevant Resolution Authority of such Bail-in Power. Each Holder of this Note further acknowledges and agrees that the rights of the Holders of the 2029 Fixed Rate Notes are subject to—and will be varied, if necessary, so as to give effect to— the exercise of any Bail-in Power by the Relevant Resolution Authority:

For these purposes, “Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the 2029 Fixed Rate Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

For these purposes, “Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements in effect in the Kingdom of Spain relating to the resolution of Regulated Entities applicable to the Company or other Regulated Entities of the group, including (but not limited to) (i) the transposition of the BRRD (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time, (ii) Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of the Single Resolution Mechanism and the Single Resolution Fund and amending Regulation (EU) No. 1093/2010 (as amended or superseded from time to time, the “SRM Regulation”) and (iii) the instruments, rules and standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled and/or converted into shares or other securities or obligations of such Regulated Entity (or affiliate of such Regulated Entity) or any other person.

The term “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded from time to time.

The term “Regulated Entity” means any legal person to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, Royal Decree 1012/2015 and any other implementing regulations) as amended or superseded from time to time), the SRM Regulation, or any other Spanish law relating to Bail-in Power, applies, which includes, certain credit entities, investment firms, and certain parent or holding companies.

The term “Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks or the European Single Resolution Mechanism, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

Upon the Company being informed or notified by the Relevant Resolution Authority of the actual exercise of the date from which the Bail-in Power is effective with respect to the 2029 Fixed Rate Notes, the Company will provide a written notice to the holders of the 2029 Fixed Rate Notes through DTC without delay regarding such exercise of Bail-in Power. The Company will also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Company to give notice shall not affect the validity and enforceability of the Bail-in Power nor the effects on the 2029 Fixed Rate Notes described in this clause.

No repayment or payment of Amounts Due, if any, on the 2029 Fixed Rate Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the 2029 Fixed Rate Notes with respect to any portion of the 2029 Fixed Rate Notes that are written-down, converted to equity and/or cancelled under the Senior Preferred Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the outstanding 2029 Fixed Rate Notes to direct certain actions relating to the 2029 Fixed Rate Notes; and

(ii) the Senior Preferred Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the 2029 Fixed Rate Notes remain outstanding, there will at all times be a Trustee for the 2029 Fixed Rate Notes in accordance with the Senior Preferred Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the 2029 Fixed Rate Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the 2029 Fixed Rate Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the 2029 Fixed Rate Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the 2029 Fixed Rate Notes.

Each Holder of this Note that acquires such 2029 Fixed Rate Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the 2029 Fixed Rate Notes that acquire the 2029 Fixed Rate Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the 2029 Fixed Rate Notes, including in relation to the Bail-in-Power.

Additional terms of the 2029 Fixed Rate Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the 2029 Fixed Rate Notes upon certain regulatory events, and amendment are set forth in the Senior Preferred Indenture.

The Senior Preferred Indenture and the 2029 Fixed Rate Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Sections 2.01(r) and 2.02(r) of the First Supplemental Indenture and the status of the 2029 Fixed Rate Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Senior Preferred Indenture and the 2029 Fixed Rate Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

The 2029 Fixed Rate Notes and this Note have been issued in the State of New York.